                                                                  Exhibit (b)(3)

                                      NOTE
                                      ----

                                                               Chicago, Illinois
                                                   Dated as of December 31, 2000

     FOR VALUE RECEIVED, the undersigned, GRUBB & ELLIS COMPANY, a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the
                  --------
order of LASALLE BANK NATIONAL ASSOCIATION (the "Lender"), at the office of Administrative Agent located at 100 North Tryon Street, 7th Floor, Charlotte, North Carolina 28255-0001 in lawful money of the United States of America and in immediately available funds, on the dates set forth in the Credit Agreement referred to below, the principal amount of all Loans of the Lender made to the Borrower pursuant to Section 2.1 of the Credit Agreement. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 4.7 of the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, the Type and amount of each Revolving Credit Loan of the Lender and the date and amount of each payment or prepayment of principal thereof, each continuation thereof as the same Type in accordance with the Credit Agreement, each conversion of all or a portion thereof to another Type in accordance with the Credit Agreement and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make an such endorsement (or any error therein) shall not affect the obligations of the Borrower in respect of any Loan.

     This Note (a) is one of the Notes referred to in the Amended and Restated Credit Agreement, dated as of December 31, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"),
                                                           ----------------
among the Borrower, the Lender, the other financial institutions from time to time parties thereto and Bank of America, N.A., as Administrative Agent, evidencing a Loan, (b) is subject to, the provisions of the Credit Agreement and
(c) is subject to optional prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

     Upon the occurrence and during the continuance of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement:

     All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS.

     IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed and delivered as of the date first above written.

                              GRUBB & ELLIS COMPANY


                              By: /s/ Blake W. Harbaugh
                              Title: Senior Vice President and
                                     Chief Financial Officer

                                                                      Schedule A
                                                                         to Note
                                                                         -------

              LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                          Amount of Base Rate   Unpaid Principal
           Amount of Base   Amount Converted to  Amount of Principal of    Loans Converted to      Balance of
    Date     Rate Loans       Base Rate Loans    Base Rate Loans Repaid     Eurodollar Loans     Base Rate Loans  Notation Made By
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

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

                                                                      Schedule B
                                                                         to Note
                                                                         -------

     LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

------------------------------------------------------------------------------------------------------------------------------
                                                         Interest                       Amount of        Unpaid
                                                        Period and      Amount of       Eurodollar     Principal
                                         Amount         Eurodollar     Principal of       Loans         Balance
                        Amount of       Converted       Rate with       Eurodollar     Converted to        of
                        Eurodollar    to Eurodollar      Respect          Loans         Base Rate      Eurodollar   Notation
           Date           Loans           Loans          Thereto          Repaid          Loans          Loans      Made by
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------

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